EXHIBIT 10.31


                               SUBLEASE AGREEMENT




                             Dated: November 8, 2002


                                     Between


                                   AMISYS, LLC


                                       And


                                 NeoReach, Inc.


                                    PREMISES:

                               30 West Gude Drive
                               Rockville, MD 20850

                               SUBLEASE AGREEMENT

     This Sublease Agreement is made and entered into this 8th day of November, 2002, ("Sublease") by and between AMISYS, LLC, a Delaware limited liability company, having an address at 30 West Gude Drive, Suite 500, Rockville, MD 20850 (herein referred to as "Sublessor" and/or "Sublandlord") and NeoReach, Inc., a Delaware corporation, having an address at 3204 Tower Oaks Blvd., Rockville, MD 20852 (herein referred to as "Sublessee" and/or "Subtenant").


                                   WITNESSETH

     WHEREAS Sublessor is the tenant under a Lease Agreement dated December 4, 1996 ("Master Lease"), annexed hereto as Exhibit "B," with The Realty Associates Fund III, L.P. (herein referred to as "Master Landlord" or "Landlord") in connection with leasehold premises located on the 4th Floor of 30 West Gude Drive, Rockville, MD 20850; and

     WHEREAS, Subtenant desires to sublease from Sublessor and Sublessor is willing to sublease to Subtenant the Premises on the Commencement Date (as defined in Article 3 below), under all of the terms and conditions hereinafter set forth;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

     1. PREMISES. Sublessor subleases to Subtenant and Subtenant subleases from Sublessor, a portion of the building known as 30 West Gude Drive, Rockville, MD 20850 (the "Premises"), known as Suite 480 and consisting of approximately 6,345 rentable square feet on the 4th floor, more particularly described and shown on Exhibit "A" annexed and incorporated by reference herein. The parties agree that Subtenant shall initially occupy and pay rent for 3,000 square feet, and effective June 1, 2003 Subtenant shall occupy and pay rent for the entire 6,345 square feet.

     2. USE. The subleased premises are to be occupied only and for no other purpose than general office use and --- electronics laboratory. Subtenant shall not use or permit use of the Premises or any part thereof for any other purpose.

          (a) Subtenant shall not do or suffer anything to be done upon the Premises which shall cause any damage to the Premises, or violate any zoning, building, health, safety or other code or ordinance of any federal, state or local unit of government which has jurisdiction over the Premises, and Subtenant shall hold Sublessor harmless against any and all costs, expenses, losses or damages incurred, suffered, or imposed on Sublessor as a result of any use of the Premises by Subtenant in violation of any such laws for the term of the Lease.

          (b) Hours of Operation. Subtenant shall have 24 hour/7 day access to the premises. Standard building system hours are Monday through Friday from 8:00 a.m. to 6:00 p.m. and Saturday from 9:00 a.m. to 1:00 p.m. Subtenant shall not be liable for any CAM or other charges or operating expense passthroughs unless Subtenant specifically requests to extend the normal building hours of operation.

     3. TERM OF SUBLEASE. The term of this Sublease shall commence on February 1, 2003 (the "Commencement Date"), or earlier if Master Landlord's consent is received prior to that date. The term of this Sublease shall end on December 31, 2006 when the Master Lease term expires, unless sooner terminated pursuant to any applicable provision of the Master Lease or this Sublease.

     4. SUBLEASE RENT. During the term of the Sublease, Subtenant covenants and agrees to pay to Sublessor base rent for the Premises without notice or demand and without deduction, set-off, or abatement, in equal monthly installments in advance ("Monthly Base Rent"), in accordance with the following schedule:

     Base Rent Schedule

     Date From              Date To              Monthly Rent        Per Sq. Ft.
     ---------              -------              ------------        -----------

     Commencement           May. 31, 2003          $4,500.00           $18.00
     Jun. 1, 2003           Nov. 30, 2003          $9,517.50           $18.00
     Dec. 1, 2003           Nov. 30, 2004          $9,898.20           $18.72
     Dec. 1, 2004           Nov. 30, 2005         $10,294.76           $19.47
     Dec. 1, 2005           Nov. 30, 2006         $10,707.19           $20.25
     Dec. 1, 2006           Dec. 31, 2006         $11,135.48           $21.06

     The first installment of monthly rent paid by Subtenant upon its execution of this Sublease shall be applied by Sublessor to the monthly Base Rent payable by Subtenant for the first calendar month of the initial Sublease term. Remaining monthly rent installments are due and payable to the Sublessor on the first calendar day of the month.

          (a) If the rent Commencement Date occurs on a day other than the first day of a calendar month, the gross Rent due and payable for such calendar month shall be pro-rated based on a thirty (30) day month.

          (b) In the event Subtenant is late in the payment of rent or other sums of money required to be paid under the Lease, Subtenant agrees to pay to Sublessor a late charge of 6% of the overdue amount .

     5. QUIET ENJOYMENT. If Subtenant performs the terms of this Sublease, Sublessor warrants that Subtenant will have quiet enjoyment and peaceful possession of the Premises, and Sublessor will defend Subtenant in such quiet enjoyment and peaceful possession during the term of this Sublease, without interruption by Sublessor or of any person rightfully claiming under Sublessor.

     6. HOLDOVER. Any holdover at the expiration of this Sublease with or without Sublessor's consent shall result in a month-to-month tenancy, subject to the Sublessor's right to remain as a tenant, which subtenancy may thereafter be terminated on thirty (30) days notice. In the event Subtenant remains in possession of the premises after the termination (expiration) of the term of this Sublease, Subtenant's base monthly rent shall be increased by 75% commencing with the expiration (termination) of the term.

     The term of this Sublease shall not be extended by, nor shall Subtenant be entitled, under any circumstance to the benefit of any extension or renewal of the Master Lease, without the expressed written consent of Sublessor.

     7. POSSESSION OF SUBLEASED PREMISES. Sublessor will deliver possession of the Subleased Premises to Subtenant in a broom-clean condition and, notwithstanding any provision contained in the Sublease to the contrary, Subtenant hereby accepts the Subleased Premises "as is" and in its current condition as of the date hereof, and acknowledges that Sublessor and Master Landlord have no obligation to perform any work therein. Subtenant shall be entitled to enter the Subleased Premises 14 days prior to the Commencement Date for the limited purpose of performing its fit-out and preparing for move in, but for no other purpose without the prior written consent of Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed. Any such entry shall be subject to the terms and provisions of the Master Lease and this Sublease. In the event Master Landlord's consent has not been received 14 days prior to the Commencement Date, and such consent is not thereafter received, Subtenant agrees to remove its fit-out installations and return the Premises to its condition prior to fit-out at Subtenant's expense, with the exception of reinstalling any cubicles removed by Sublessor as provided in the next paragraph.

     Subtenant represents it has made a thorough examination of the Premises and is familiar with the condition thereof. Subtenant acknowledges that it enters into this Sublease without any representations or warranties by Sublessor or Master Landlord, or anyone acting or purporting to act on behalf of Sublessor or Master Landlord, as to the present or future condition of the building, the Premises, the appurtenances thereto or any improvements therein, except as specifically set forth in this Sublease. Subtenant acknowledges that Sublessor is obligated to erect only a temporary wall to demise the premises from the remaining space on the 4th floor of the building, until such time as Subtenant elects to sublease adjacent space or Sublessor elects to sublease adjacent space to an alternate subtenant. At such time as Sublessee elects to sublease adjacent space or Sublessor elects to sublease adjacent space to an alternate subtenant, then Sublessor shall erect a permanent demising wall as necessary to separate the two adjacent tenants. Sublessor shall do so at no cost to Subtenant. Sublessor agrees to remove certain cubicles from the premises as shown on the floor plan attached hereto as Exhibit A.

     8. RIGHT OF SECOND OFFER. Provided that no event of default by Subtenant exists under this Sublease and Subtenant continually occupies the Premises, after taking possession of the Premises, Sublessor will provide Subtenant with notice (the "Notice") of any offers that Sublessor finds acceptable from any prospective subtenant to sublease vacant space on the 4th floor of the Building (the "Offered Space"). Subtenant acknowledges that its Right of Second Offer ("ROSO") is subordinate to the existing Right of First Offer held by Sublessor's subtenant First Title and Escrow, Inc. Such Notice shall be given in the same manner as provided for in paragraph 32 of this Sublease.

     Subtenant shall have a period of five business days following delivery of the Notice to notify Sublessor in writing that Subtenant has elected to sublease all, but not less than all, of the Offered Space, on terms identical to those contained in the Notice, accompanied by a check equal to 200% of the base monthly rent which will be applied toward the first month's rent and a one month security deposit.

     Sublessor's Notice shall include the following information regarding the Offered Space:

     (a) rentable square feet,

     (b) monthly rent,

     (c) any contributions from Sublessor for subtenant improvements,

     (d) term of sublease, and

     (e) any options to extend the term.

     If Subtenant complies with the requirements of this section, Subtenant shall execute and deliver to Sublessor a sublease or amendment to this Sublease for the Offered Space, within five business following the date on which Sublessor submits such sublease or amendment to Subtenant. Unless otherwise provided in the Notice, Subtenant shall take the space in its then "as is" condition, unless there are provisions to the contrary in the offer. Sublessor shall use reasonable efforts to make the space available to Subtenant at the time specified in the Notice, but shall not be responsible for failure of any then-existing subtenant to vacate other than to use reasonable efforts to evict such subtenant.

     In the event Subtenant fails to notify Sublessor that it elects to sublease such space, or fails to execute and deliver the sublease or amendment within the time periods described above, Subtenant's rights to the Offered Space shall terminate, and Sublessor shall have the right to release the Offered Space or any portion thereof to such party and upon such terms and conditions as Sublessor may deem appropriate.

     9. CARE, SURRENDER AND RESTORATION OF THE PREMISES. Upon the expiration or earlier termination of this Sublease, Subtenant shall quit and surrender the Premises and Sublessor's furnishings and equipment, in good order and condition, ordinary wear and tear excepted. Subtenant shall surrender any approved improvements to the space, provided Landlord has authorized Subtenant, in writing, to leave any prior approved improvements in the Premises at the conclusion of the sublease term and, subject to the terms of the Master Lease, Subtenant shall remove all of its property therefrom. Subtenant shall surrender the Premises in the same condition as required of Sublessor, as tenant, pursuant to the Master Lease, except that Subtenant shall not be responsible for removal of Sublessor's installations in the premises, if any, as required in Section 7.3 of the Master Lease. Subtenant's obligations hereunder shall survive the expiration or earlier termination of this Sublease and/or the Master Lease.

     10. SUBORDINATION TO THE MASTER LEASE. This Sublease and all of Subtenant's rights hereunder are and shall remain in all respects subject and subordinate to all of the terms, provisions, covenants, stipulations, conditions and agreements of the Master Lease, and to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the Premises are a part, and all renewals, modifications, replacements and extensions of any of the foregoing.

     In furtherance of the foregoing, Subtenant shall not take any action or do or permit to be done anything which (i) is or may be prohibited to Sublessor, as tenant under the Master Lease, (ii) might result in a violation of, or default under, any of the terms, covenants, conditions or provisions of the Master Lease or any other instrument to which this Sublease is subordinate or (iii) would result in any additional cost or other liability to Sublessor. This clause shall be self-operative and no further instrument of subordination shall be required, but Subtenant shall execute promptly any certificate confirming such subordination that Sublessor or Master Landlord may request. In the event of any inconsistency between this Sublease and the Master Lease, such inconsistency shall be resolved in favor of the Master Lease, except that the Sublease shall govern as to all payments of rent.

     In the event that the Master Lease is canceled or terminated, Subtenant shall, at the option of Master Landlord, attorn to and recognize Master Landlord as Sublessor hereunder, and shall promptly upon Master Landlord's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition in accordance with the Master Lease, as modified by this Sublease.. Subtenant hereby waives all rights under any present or future law to elect, by reason of the termination of the Master Lease, to terminate this Sublease or surrender possession of the Subleased Premises.

     Subtenant shall indemnify Sublessor against, and hold Sublessor harmless from, all liabilities, losses, obligations, damages, penalties, claims, costs and expenses (including, without limitation, attorneys' fees and other costs) which are paid, suffered or incurred by Sublessor as a result of the non-performance or non-observance of any such terms, provisions, covenants, stipulations, conditions, obligations or agreements by Subtenant, as they relate to the Premises and Common Areas.

     Notwithstanding the foregoing this Sublease is in all respects subject and subordinate to any mortgage, deed, deed of trust, ground lease or other instrument now or hereafter encumbering the Building or the land on which it is located, to the terms and conditions of the Master Lease, and to the matters to which the Master Lease, including any amendments thereto, is or shall be subordinate. All terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements of the Master Lease are incorporated into this Sublease by reference and made a part hereof as if herein set forth at length, and shall as between Sublessor and Subtenant (as if they were Landlord and Tenant, respectively under the Master Lease), constitute the terms of this Sublease, except to the extent that they are expressly modified or eliminated by the terms of this Sublease. Sublessor and Subtenant each agree to observe and be bound by each and every covenant, condition and provision of the Master Lease insofar as any such covenant, condition or provision affects the Premises or Subtenant's use thereof. Subtenant acknowledges that it has reviewed and is familiar with the Master Lease, and Sublessor represents that the copy of the Master Lease attached hereto as Exhibit B is a true, correct and complete copy of the Master Lease. Sublessor will perform all of the obligations of the tenant pursuant to the Master Lease, except those undertaken by Subtenant pursuant to this Sublease, and will indemnify Subtenant from any failure of Sublessor to do so. Sublessor will not consent to a termination of the Master Lease, or to an amendment of the Master Lease that adversely affects the Subtenant, without the consent of the Subtenant.

     11. SUBTENANT TO COMPLY WITH LEASE TERMS. Subtenant shall hold the Premises pursuant and subject to the same terms, conditions, covenants and agreements contained in the Master Lease and shall perform all such functions as are required to be performed by Sublessor, as tenant/lessee therein, as to the Premises. Subtenant hereby expressly assumes and agrees to keep, observe, perform and be bound by all of the conditions, covenants, and agreements contained in the Master Lease on the part of Sublessor to be kept, observed and performed pertaining to the Premises (and Common Areas as defined in the Master Lease) to the extent the Master Lease requires any obligations to be performed on the part of Sublessor. Except as otherwise provided herein, all of the terms and provisions of the Master Lease which are applicable to or binding upon Sublessor, as tenant/lessee thereunder, relating to the Premises and Common Areas (as defined in the Master Lease) shall also be applicable to or binding upon Subtenant in the same manner as if such terms and provisions had been set forth in full herein. All provisions of the Master Lease which inure to the benefit of the Master Landlord therein, shall inure to the benefit of and be enforceable by Sublessor herein as against Subtenant.

          (a) Covenants with Respect to the Lease.

               (i) Subtenant covenants and agrees that Subtenant shall not do anything that would constitute a default under the Master Lease or omit to do anything that Subtenant is obligated to do under the terms of this Sublease so as to cause a default under the Master Lease.

               (ii) In the event that Subtenant shall be in default of any term or provision of, or shall fail to honor any obligation under this Sublease, Sublessor, on giving the notice required by the Master Lease and subject to the right, if any, of Subtenant to cure any such default as may be provided in the Master Lease, shall have available to it all of the remedies available to Landlord under the Master Lease in the event of a like default or failure on the part of Sublessor as tenant thereunder. Such remedies shall be in addition to all other remedies available to Sublessor at law or in equity.

               (iii) It is agreed between both parties that the Subtenant will have substantively the same rights as the Sublessor, except as specifically noted herein

     12. SUBLESSOR'S OBLIGATIONS. Sublessor shall have no responsibility to Subtenant for, and shall not be required to provide, any of the services, make any of the repairs, restorations, alterations or improvements, comply with any laws or requirements or any governmental authorities or take any other action that Master Landlord has agreed to provide, make, comply with or take or cause to be provided, made or complied with or taken under the Master Lease and
Subtenant  shall  rely  upon and look  solely  to the  Master  Landlord  for the provision  or  making  thereof.  Subtenant  shall  not  make any  claim  against
Sublessor for any damage which may result from, nor shall Subtenant's obligations hereunder, including, without limitation, Subtenant's obligation to pay all rent when due, be impaired by reason of (a) failure of Master Landlord to keep, observe or perform any of its obligations under the Master Lease respectively, or (b) the acts or omissions of Master Landlord or any of its agents, contractors, servants, employees, invitees or licensees, except that Sublessee's rent shall be abated for inability to use the Premises if and to the extent that Sublessor's rent for the Premises is abated pursuant to the Master Lease. Should Master Landlord fail to comply with any or all obligations affecting the Premises under the Master Lease Agreement, Sublessor will make a good faith attempt to enforce Subtenant's rights.

     Nothing contained in this provision shall be construed to permit Subtenant to offset against the Subtenant's rent obligation due hereunder.

     13. MAINTENANCE. Subtenant, at Subtenant's expense, shall maintain and keep the Premises in good repair and in a clean and orderly condition and shall assume all obligations of Sublessor under the Lease related to the maintenance and repair of the Premises. Subtenant shall replace or make good any and all damage, loss or breakage to the Premises, except ordinary wear and tear and casualty damage not due to the negligence of Subtenant or its agents, employees, servants, contractors, subcontractors, licensees or invitees.

     14. INSURANCE. Subtenant will insure the Premises to the same extent as Sublessor is required to maintain under the Master Lease. Any proceeds received under such insurance shall be applied as provided in the Lease, except that Subtenant shall be considered in the place of Sublessor as to the Premises.

     15. ASSIGNMENT AND SUBLETTING. Subtenant shall not assign or sublease all or a portion of the Premises to any other party without obtaining the prior written consent of Sublessor, whose consent shall not be unreasonably withheld, conditioned or delayed. In the event that Subtenant attempts or purports to assign or sublease all or a part of the Subleased Premises to any other party in violation of the terms of this paragraph, such action shall constitute a default under the terms of this Sublease, entitling Sublessor to exercise all remedies provided at law, in equity or under the Lease or this Sublease. Notwithstanding any assignment or subletting, Subtenant shall not be relieved of its obligations hereunder and a consent to one assignment or subletting shall not constitute a further waiver of the provisions of this Section.

     16. ALTERATIONS. Subtenant shall not make any alterations or changes to the Premises whatsoever, including without limitation, structural or non-structural changes, without the prior written consent of Sublessor and Master Landlord. Sublessor will not unreasonably delay or withhold its consent to any such request. In the event Master Landlord and Sublessor consent to the making of any alterations, additions or improvements to the Premises by Subtenant, the same shall be made by Subtenant, at Subtenant's sole cost and expense, and any contractor or person selected by Subtenant to make the same must first be approved in writing by the Master Landlord and Sublessor.

     17. END OF TERM. Subtenant acknowledges that possession of the Premises and Sublessor's furnishings and equipment must be surrendered to Sublessor on the Expiration Date or earlier termination of this Sublease, in the same condition as set forth in Article 9 hereof, subject to normal wear and tear. Subtenant agrees to indemnify Sublessor against and hold Sublessor harmless from any and all liabilities, losses, obligations, damages, penalties, claims, costs and expenses (including, without limitation, attorneys' fees and other charges), whether such are foreseen, unforeseen, special, direct, consequential or otherwise, and which are paid, suffered or incurred by Sublessor as a result of the failure of, or the delay by, Subtenant in so surrendering the Premises, including, without limitation, any claims made by Master Landlord or any succeeding tenant, founded on such failure or delay. The provisions of this
Article 17 shall survive the Expiration Date or earlier termination of this Sublease and/or the Master Lease.

     18. INSURANCE, DESTRUCTION, FIRE AND OTHER CASUALTY; CONDEMNATION. If the whole or any part of the Premises shall be damaged by fire or other cause under circumstances in which Master Landlord is required to make repairs or restorations pursuant to the terms of the Master Lease, the sole obligation of Sublessor shall be to use reasonable efforts to cause the obligation(s) of the Master Lease to be fulfilled by Master Landlord, in accordance with the terms of the Master Lease. The rent until such repairs or restorations shall be made shall be apportioned pursuant to the provisions of the Master Lease. Under no circumstances shall Subtenant receive an abatement of rent unless Sublessor shall receive a corresponding abatement of rent from the Master Landlord pursuant to the Master Lease, or unless said damage was caused by the negligence or willful misconduct of Sublessor as provided in Section 9.3 of the Master Lease.

     Notwithstanding anything to the contrary herein or in the Master Lease, Subtenant shall have the same right as Sublessor to terminate this Sublease by reason of a casualty or condemnation affecting the Premises, as provided in
Section 9.1 of the Master Lease, except that Subtenant shall have a period of fifteen (15) days to notify Sublessor of its election to terminate this Sublease, by providing written notice to Sublessor. If by reason of such casualty or condemnation, Master Landlord or Sublessor elects to terminate the Master Lease in accordance with the provisions of the Master Lease, then upon such termination of the Master Lease this Sublease shall be automatically terminated as if such date were the Expiration Date and Sublessor shall have no liability whatsoever to Subtenant by virtue of such termination with the exception of the return of the Subtenant's security deposit within 30 days.

     No damages, compensation or claims shall be payable by Sublessor for inconvenience, loss of business or annoyance arising from such condemnation, fire or other cause or any repair or restoration of any portion of the Premises or of the building. Subtenant shall provide on or before the Commencement Date and shall keep in force during the Term for the benefit of Sublessor and the Master Landlord (which shall be named as additional insureds in any insurance policy), the same insurance required by the Master Lease, except that references to "the premises" in the Master Lease shall, for purposes of this sublease, refer only to the Premises described herein. On or before the Commencement Date, Subtenant shall deliver to Sublessor a certificate of insurance evidencing such insurance. The Subtenant shall have the same rights and privileges as the Sublessor as detailed in the Master Lease.

     19. PARKING FACILITIES. Provided Subtenant is not in default under the Sublease, Sublessor hereby grants to Subtenant license to park without charge a maximum of 3.4 vehicles per 1,000 square feet of subleased space in the unreserved parking spaces, subject to the provisions of Article 16 of the Master Lease, for use solely by Subtenant and Subtenant's employees, guests and invitees in the parking areas serving the building.

     20. DEFAULT. The occurrence of any of the following events as a result of Subtenant's acts or omissions shall constitute an event of default entitling Sublessor to exercise those rights specified in the Master Lease as available to the Landlord thereunder and any rights provided by law:

          (a) failure to pay any installment of rent, additional rent or any other payments due hereunder as and when the same shall become due and payable, where such failure shall continue for a period of three (3) business days after written notice thereof from Sublessor to Subtenant;

          (b) breach of any term, condition or covenant of the Master Lease, as applicable to the Premises and Common areas, or this Sublease;

          (c) breach of any term, condition or covenant of the Lease imposed therein on Sublessor and imposed under this Sublease on Subtenant;

          (d) the occurrence of any event of default specified in the Master Lease or this Sublease.

          (e) with respect to subparagraphs (b), (c) and (d) above (non-monetary defaults), Sublessor shall not exercise any of its remedies for default unless and until Subtenant shall fail to cure any such default within ten (10) days of receipt of notice of default from Sublessor (or such shorter period as may be provided in the Lease). Furthermore, no failure by Sublessor to send notice of default shall be deemed or construed to operate as a waiver of such default or in any way relieve or release Subtenant of any of its obligations under this Sublease.

     21. SUBLESSOR'S RIGHT TO CURE DEFAULTS OF SUBTENANT. If Subtenant shall fail to fulfill any of its obligations under the Master Lease or this Sublease, Sublessor may, but shall not be obligated to, fulfill any obligations of Subtenant hereunder and if Sublessor shall incur any costs in doing so, such costs shall be additional rent due from Subtenant on the first to occur of demand, or the date of the next rent payment, together with interest at the highest rate allowed by law from the date expended until the date repaid.

     22. INDEMNITY. Notwithstanding any provision of the Master Lease to the contrary, Sublessor shall not be liable to Subtenant, or any of its agents, employees, servants, or invitees for any damage to persons or property due to the condition, design, or any defect in the building or its mechanical systems that may exist or subsequently occur. Subtenant, with respect to itself or its agents, employees, servants, and invitees, expressly assumes all risk and damages to persons and property, either proximate or remote, by reason of the present or further condition of the subleased Premises or any portion of the Landlord's Premises. Subtenant agrees that it will indemnify and hold Sublessor harmless from and against all suits, claims and actions of every kind by reason of any breach, violation, or non-performance of any term or condition on the part of the Subtenant under this Sublease. Additionally, Subtenant agrees to indemnify and hold Sublessor harmless from all claims, actions, damages, liabilities and expenses asserted against the Sublessor on account of injuries to person or damage to property to the extent that any such damage or injury may be caused, either approximately or remotely, by any act or omission, whether negligent or not, of Subtenant or any of its agents, servants, employees, contractors, patrons, or invitees (while such invitees are on the Premises), or any other person entering upon the Premises under or with the expressed or implied invitation of Subtenant, or if any such injury or damage made any other way arises from or out of the occupancy or use by Subtenant, its agents, employees and invitees of the Premises.

          (a) Notwithstanding the foregoing Subtenant agrees to indemnify Sublessor, Landlord and Landlord's managing agent (Sublessor, Landlord and Landlord's managing agent are herein collectively referred to as the "Indemnified Party") against and hold each Indemnified Party harmless from any loss, cost or liability or expense (including without limitation reasonable attorneys fees and related disbursements) incurred by such Indemnified Party by reason of (i) any injuries to persons or damage to property occurring in, on or about the Premises, other than those arising from the negligence or willful misconduct of such Indemnified Party, (ii) any work or thing whatsoever done or condition created by Subtenant in, on or about the Premises or the Building, or
(iii) any act or omission of Subtenant, its agents, contractors, servants, employees, invitees, licensees, or (iv) any failure of Subtenant to perform or observe any of the covenants or obligations required of Subtenant under this Sublease. In furtherance of the foregoing, Subtenant shall not do or permit to be done anything prohibited to Sublessor as tenant under the Master Lease or take any action or do or permit any action which would result in any additional cost or other liability to Sublessor or Landlord under the Master Lease or this Sublease.

          (b) In addition to, and not in limitation of the undertakings of Subsection 22(a) above, wherever the Sublessor as tenant under the Master Lease has agreed to indemnify the Landlord, Subtenant likewise agrees to indemnify Sublessor and Landlord.

          (c) Subtenant's obligations under this section 22 shall survive the expiration or termination of this Sublease.

     23. LITIGATION COSTS. If Sublessor is required to retain the services of an attorney to enforce any of its rights in this Sublease Agreement, Subtenant shall be required to pay the Sublessor's reasonable attorney's fees, in the form of additional rent. In the event Sublessor institutes a judicial proceeding for non-payment of rent or breach of Subtenant's obligations, seeking possession and/or to terminate the lease, reasonable attorney's fees shall in no event be less than $1,500.00.

     24. SECURITY DEPOSIT. The Subtenant has this day deposited with the Sublessor the sum of $9,517.50 as security for the payment of the rent hereunder and the Subtenant's full and faithful performance of all covenants and obligations to be performed by the Subtenant pursuant to this Sublease. Said sum shall be returned to the Subtenant, within Thirty (30) days after the expiration of the sublease term provided that the Subtenant has fully and faithfully performed all such covenants and conditions and is not in arrears in rent. During the term hereof the Sublessor may, if it so elects, have recourse to such security, to make good any default by the Subtenant in which event the Subtenant shall, on demand, promptly restore said security to its original amount. To the extent that each sublessor delivers the deposit to its successor sublandlord, liability to repay said security to the Subtenant shall run with the reversion and title to said premises, whether any change in ownership thereof be by voluntary alienation or as other result of judicial sale, foreclosure or other proceedings or the exercise of a right of taking or entry by any mortgagee. The Sublessor shall assign or transfer said security, for the benefit of the Subtenant, to any subsequent owner or holder of the reversion or title to said premises, in which case the assignee shall become liable for the repayment thereof as herein provided, and the assignor shall be deemed to be released by the Subtenant from all liability to return such security. This provision shall be applicable to every alienation or change in title and shall in no way be deemed to permit a sublessor to retain the security after termination of the Sublessor's ownership of the reversion or title. The Subtenant shall not mortgage, encumber or assign said security without the written consent of the Sublessor.

     25. REAL ESTATE BROKERS. Except for Jackson & Cooksey Inc., Insignia ESG and The Ezra Company, whose commissions shall be paid by Sublessor pursuant to a separate agreement with Sublessor, the parties represent and warrant to each other that no brokers or agents have been involved on behalf of such party in connection with the consummation of the transactions contemplated by this Sublease. Sublessor agrees to pay the commissions to Broker pursuant to such separate agreement.

     Subtenant represents and warrants to Sublessor that it has not communicated with or negotiated with any other real estate Brokers regarding Sublessor's property and/or this transaction. In connection therewith, each party agrees to defend and indemnify and hold the other party harmless from and against any and all claims for finders fees or brokerage or other commissions from any other party which may at any time be asserted against the indemnified party founded upon a claim that the substance of the aforesaid representation of the indemnifying party is untrue, together with any and all losses, damages, costs and expenses, including reasonable attorneys' fees and disbursements, relating to such claims or arising therefrom or incurred by the indemnified party in connection with this indemnification provision.

     26. CONSENT OF LANDLORD. This Sublease is conditioned upon Sublessor obtaining the consent of Landlord to the subletting provided for hereunder. In this regard, Subtenant agrees to execute and deliver to Sublessor within three
(3) days of notice by Sublessor such documents and information as are reasonably required to obtain Landlord's consent to such subletting. If the Landlord fails to provide written consent for this Sublease Agreement within 35 days after execution of this document by both parties, Subtenant has the right to terminate the agreement.

     27. FURNISHINGS, SIGNAGE AND TELECOMMUNICATIONS. Subtenant is hereby given license to utilize the Sublessor's furnishings currently located in the Premises and identified on Exhibit C annexed during the term of this Sublease. At the conclusion of the term of the Sublease Subtenant will return possession of said furnishings to Sublessor in the same condition as when received by Subtenant, reasonable wear and tear excepted.

     Sublessor shall make available to Subtenant lobby directory signage, and provide Suite entry signage at no additional cost to Subtenant, consistent with building standard signage as provided for in the Master Lease. Any additional signage requested by Subtenant shall be at Subtenant's sole cost and expense and Sublessor/Landlord's approval(s).

     Subject to Master Landlord's approval Subtenant shall have the right to utilize vendors of its choice to provide fiber optic or other telephone or telecommunications service to the Premises and shall have the right to use the vertical risers, conduits, and shafts, if necessary, in the building but not to an extent to exceed Subtenant's proportionate share thereof.

     28. BINDING AGREEMENT. This Sublease shall be binding upon the parties, their heirs, legal representatives, successors or assigns. The executor, administrator or personal representative of a deceased party shall execute and deliver any documents or legal instruments necessary or desirable to carry out the provisions of the Sublease.

     29. ENTIRE AGREEMENT. This Sublease shall constitute the entire Agreement between the parties. Any prior understanding or representation of any kind preceding the date of this Sublease shall not be binding upon either party, except to the extent incorporated in this Sublease.

     30. WAIVER. A failure of either party at any time to require performance by the other party of any provision of this Sublease shall in no way affect the full right to require such performance at any time thereafter. The waiver of either party to any provisions of this Sublease shall not be taken or held to be a waiver of any succeeding breach of such provisions or as a waiver of the provision itself.

     31. SEVERABILITY. If any one or more of the terms or provisions contained in this Sublease or any exhibit shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, the remainder of said term or provision shall not be effected thereby and, to this end, the parties hereto agree that the terms and provisions of this Sublease are severable.

     32. NOTICES. All notices desired or required to be served hereunder may be effected either by personal delivery in writing by mail, registered or certified, postage prepaid with return receipt requested or by Federal Express, UPS overnight or another recognized international overnight courier service that provides receipts through the sender from the recipient. Notices delivered personally shall be deemed communicated as if actual receipt; mailed notices shall be deemed communicated the first business day after delivery. Notices shall be provided to the parties at the following addresses:

     If to Sublessor:            Carole Dascani, Vice President
                                 Synertech Health System Solutions, LLC
                                 2400 Thea Drive
                                 Harrisburg, PA 17110

     with a copy to:             Jon Tiomno
                                 Platinum Equity LLC
                                 1619 Northwest 136th Avenue
                                 Ft. Lauderdale, FL 33323

     If to Subtenant:            Arne Dunhem, President & CEO
                                 NewReach, Inc.
                                 30 West Gude Drive
                                 Rockville, MD 20850


     33. GOVERNING LAW. This Sublease shall be governed by and construed in accordance with the laws of the State of Maryland. Any dispute between the parties resulting in litigation shall be subject to the jurisdiction of the Courts of Maryland and the county where the premises is situate.

     34. LITIGATION BETWEEN THE PARTIES. If any action at law or in equity is necessary to enforce or interpret the terms of this Sublease, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief that may be proper.

     35. INTERPRETATION. The parties agree that they, and/or their respective attorneys have reviewed and/or revised this document as necessary for their mutual purposes and they hereby agree that any rule or construction to the effect that any ambiguity or ambiguities is/are to be resolved against the parties who drafted this document shall not apply with respect to interpretation of this document or the agreement(s) of the parties.

     IN WITNESS WHEREOF, the parties have heretofore set their hands and seals the date above written.

SUBLESSOR:                                SUBTENANT:
AMISYS, LLC                               NeoReach, Inc.

By:  /Carole Dascani/                     By:  /s/Arne Dunhem
     --------------------                      --------------------

Name:    Carole Dascani                   Name:   Arne Dunhem
         --------------------                     --------------------
Title:   Vice President                   Title:  President & CEO
         --------------------                     --------------------
Date:                                     Date:
         --------------------                     --------------------